Exhibit 99.1

NEWS RELEASE

cc13-20/C1308

LSI Reports First Quarter 2013 Results

Strong earnings per share and gross margins

SAN JOSE, Calif., April 24, 2013 – LSI Corporation (NASDAQ: LSI) today reported results for its first quarter ended March 31, 2013.

First Quarter 2013 Highlights

•	First quarter 2013 revenues of $569 million

•	First quarter 2013 GAAP* net income of $0.03 per diluted share

•	First quarter 2013 non-GAAP** net income of $0.17 per diluted share

•	First quarter 2013 operating cash flows of $63 million

Second Quarter 2013 Business Outlook

•	Projected revenues of $560 million to $600 million

•	GAAP* net income in the range of ($0.02) to $0.07 per share

•	Non-GAAP** net income in the range of $0.10 to $0.16 per share

*	Generally Accepted Accounting Principles.
**	Excludes stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, gain on remeasurement of a pre-acquisition equity interest to fair value, and gain/loss on sale/write-down of investments. It also excludes the income tax effect associated with the above-mentioned items.

“LSI achieved strong results and better than expected revenues in the first quarter, despite a challenging environment for PCs and mobile infrastructure investment,” said Abhi Talwalkar, LSI’s president and CEO. “Looking forward, we are very excited about the flash application acceleration market and our Nytro flash adapter solutions continue to gain strong acceptance with customers looking to accelerate Virtual Desktop Infrastructure (VDI), Hadoop and other Big Data applications, as well as with leading cloud based services.”

First quarter 2013 revenues were $569 million, in line with guidance, compared to $622 million in the first quarter of 2012, and compared to $600 million in the fourth quarter of 2012.

First quarter 2013 GAAP* net income was $18 million or $0.03 per diluted share, compared to first quarter 2012 GAAP net income of $75 million or $0.13 per diluted share. Fourth quarter 2012 GAAP net income was $23 million or $0.04 per diluted share. First quarter 2013 GAAP net income included a net charge of $76 million from special items, consisting primarily of approximately $30 million of amortization of acquisition-related items, $26 million of stock-based compensation expense and $20 million of net restructuring and other items.

First quarter 2013 non-GAAP** net income was $94 million or $0.17 per diluted share, compared to first quarter 2012 non-GAAP net income of $117 million or $0.20 per diluted share. Fourth quarter 2012 non-GAAP net income was $101 million or $0.18 per diluted share.

Cash and short-term investments totaled approximately $659 million at quarter end. The company completed first-quarter purchases of approximately 9 million shares of its common stock for approximately $61 million.

“We delivered solid earnings per share, while investing for growth in current and future product areas,” said Bryon Look, LSI’s CFO. “We also generated strong gross margins in Q1, and continue to use our healthy cash position to pursue our stock buyback program.”

LSI 2Q2013 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$560 million to $600 million		$560 million to $600 million

Gross Margin	48% to 52%	$18 million to $28 million	53% to 55%

Operating Expenses	$260 million to $280 million	$32 million to $42 million	$228 million to $238 million

Net Other Income	$2 million		$2 million

Tax	Approximately $8 million		Approximately $8 million

Net (Loss)/Income Per Share	($0.02) to $0.07	($0.09) to ($0.12)	$0.10 to $0.16

Diluted Share Count	565 million		565 million

Capital spending is projected to be around $20 million in the second quarter and approximately $85 million in total for 2013.

Depreciation and software amortization is projected to be around $15 million in the second quarter and approximately $60 million in total for 2013.

LSI Conference Call Information

LSI will hold a conference call today at 2 p.m. PDT to discuss first quarter 2013 financial results and the second quarter 2013 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our ability to repurchase our common stock at prices we believe to be advantageous; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NASDAQ: LSI) designs semiconductors and software that accelerate storage and networking in datacenters, mobile networks and client computing. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

LSI, the LSI & Design logo and Storage.Networking.Accelerated. are trademarks or registered trademarks of LSI Corporation in the United States and/or other countries.

All other brand or product names may be trademarks or registered trademarks of their respective companies.

Investor Relations Contact: Sujal Shah 610-712-5471 sujal.shah@lsi.com	Media Relations Contact: Dave Miller 408-712-7813 dave.c.miller@lsi.com

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 31, 2013	December 31, 2012	April 1, 2012
Assets
Current assets:
Cash and short-term investments	$658.5	$676.0	$623.1
Accounts receivable, net	223.2	264.1	302.1
Inventories	181.1	206.3	200.8
Prepaid expenses and other current assets	70.0	80.4	62.4

Total current assets	1,132.8	1,226.8	1,188.4
Property and equipment, net	278.0	269.7	235.1
Goodwill and identified intangible assets, net	711.5	741.1	832.0
Other assets	118.6	118.6	111.6

Total assets	$2,240.9	$2,356.2	$2,367.1

Liabilities and Stockholders’ Equity
Current liabilities	$441.5	$516.9	$470.3
Pension, tax and other liabilities	658.4	679.6	693.5

Total liabilities	1,099.9	1,196.5	1,163.8

Stockholders’ equity:
Common stock and additional paid-in capital	5,535.9	5,578.8	5,691.4
Accumulated deficit	(3,822.4)	(3,840.8)	(3,961.8)
Accumulated other comprehensive loss	(572.5)	(578.3)	(526.3)

Total stockholders’ equity	1,141.0	1,159.7	1,203.3

Total liabilities and stockholders’ equity	$2,240.9	$2,356.2	$2,367.1

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	April 1,
	2013	2012	2012
Revenues	$568,636	$600,128	$622,424
Cost of revenues	256,511	275,538	296,152
Amortization of acquisition-related intangibles	19,746	21,318	21,390
Purchase accounting effect on inventory	—	—	14,458
Stock-based compensation expense	2,875	2,858	3,512

Total cost of revenues	279,132	299,714	335,512

Gross profit	289,504	300,414	286,912

Research and development	158,896	165,758	157,563
Stock-based compensation expense	12,409	11,613	12,308

Total research and development	171,305	177,371	169,871

Selling, general and administrative	69,350	64,919	66,419
Amortization of acquisition-related intangibles	9,883	8,667	8,667
Stock-based compensation expense	10,262	10,291	15,014

Total selling, general and administrative	89,495	83,877	90,100

Restructuring of operations and other items, net	20,452	22,917	15,462

Income from operations	8,252	16,249	11,479
Interest income and other, net	7,880	7,606	14,656

Income before income taxes	16,132	23,855	26,135
(Benefit from)/provision for income taxes	(2,300)	1,202	(49,062)

Net income	$18,432	$22,653	$75,197

Net income per share:
Basic	$0.03	$0.04	$0.13

Diluted	$0.03	$0.04	$0.13

Shares used in computing per share amounts:
Basic	550,227	552,761	566,709

Diluted	567,092	568,611	590,556

Reconciliations of certain GAAP measures to non-GAAP measures are included below.

	Three Months Ended
	March 31,	December 31,	April 1,
	2013	2012	2012
Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$18,432	$22,653	$75,197

Special items:
a) Stock-based compensation expense - cost of revenues	2,875	2,858	3,512
b) Stock-based compensation expense - R&D	12,409	11,613	12,308
c) Stock-based compensation expense - SG&A	10,262	10,291	15,014
d) Amortization of acquisition-related intangibles - cost of revenues	19,746	21,318	21,390
e) Amortization of acquisition-related intangibles - SG&A	9,883	8,667	8,667
f) Purchase accounting effect on inventory	—	—	14,458
g) Restructuring of operations and other items, net	20,452	22,917	15,462
h) Gain on re-measurement of a pre-acquisition equity interest to fair value	—	—	(5,765)
i) Income tax effect	—	833	(43,198)

Total special items	75,627	78,497	41,848

Non-GAAP net income	$94,059	$101,150	$117,045

Non-GAAP income per share:
Basic	$0.17	$0.18	$0.21

Diluted	$0.17	$0.18	$0.20

Shares used in computing non-GAAP per share amounts:
Basic	550,227	552,761	566,709

Diluted	567,092	568,611	590,556

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	April 1,
	2013	2012	2012
Operating activities:
Net income	$18,432	$22,653	$75,197
Adjustments:
Depreciation and amortization	44,285	44,166	45,368
Stock-based compensation expense	25,546	24,762	30,834
Non-cash restructuring of operations and other items, net	1,536	221	2,140
Gain on re-measurement of a pre-acquisition equity interest to fair value	—	—	(5,765)
(Gain)/loss on sale of property and equipment	(4)	(46)	25
Unrealized foreign exchange loss/(gain)	589	(518)	1,461
Deferred taxes	(26)	(9,972)	(43,202)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combination:
Accounts receivable	40,652	(7,620)	(44,845)
Inventories	25,123	2,748	3,453
Prepaid expenses, assets held for sale and other assets	(7,955)	(16,850)	(2,290)
Accounts payable	(33,054)	23,208	47,119
Accrued and other liabilities	(52,294)	12,103	(59,270)

Net cash provided by operating activities	62,830	94,855	50,225

Investing activities:
Purchases of debt securities available-for-sale	(53,345)	(37,206)	(21,263)
Proceeds from maturities and sales of debt securities available-for-sale	24,117	28,320	9,506
Purchases of other investments	(750)	(500)	—
Purchases of property and equipment	(25,075)	(27,494)	(64,982)
Proceeds from sale of property and equipment	27	67	21
Acquisition of business, net of cash acquired	—	—	(319,231)

Net cash used in investing activities	(55,026)	(36,813)	(395,949)

Financing activities:
Issuance of common stock	8,165	20,985	65,274
Purchases of common stock under repurchase program	(60,765)	(46,338)	(38,206)

Net cash (used in)/provided by financing activities	(52,600)	(25,353)	27,068

Effect of exchange rate changes on cash and cash equivalents	(1,507)	(1,668)	(495)

Net change in cash and cash equivalents	(46,303)	31,021	(319,151)
Cash and cash equivalents at beginning of period	471,528	440,507	779,811

Cash and cash equivalents at end of period	$425,225	$471,528	$460,660